EXHIBIT 3.3



                        THE COMPANIES LAW (2007 REVISION)

                              OF THE CAYMAN ISLANDS

                            COMPANY LIMITED BY SHARES


                                 MEMORANDUM AND

                             ARTICLES OF ASSOCIATION

                                       OF

                 RYDEX EXCHANGE TRADED COMMODITIES FUNDS, SPC I


                                [GRAPHIC OMITTED]

                             CAYMAN FINANCIAL CENTRE
                               36A DR. ROY'S DRIVE
                                  P.O. BOX 2510
                                   GEORGE TOWN
                              GRAND CAYMAN KY1-1104
                                 CAYMAN ISLANDS

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                                TABLE OF CONTENTS



MEMORANDUM OF ASSOCIATION......................................................1

OBJECTS........................................................................1

ARTICLES OF ASSOCIATION........................................................4

TABLE A........................................................................4

INTERPRETATION.................................................................4

SHARE CAPITAL..................................................................8

SEGREGATED PORTFOLIO SHARES...................................................10

VARIATION OF RIGHTS...........................................................11

SHARE CERTIFICATES............................................................11

EQUITABLE INTERESTS...........................................................12

DIRECTORS' AUTHORITY TO ISSUE AND RE DESIGNATE SHARES.........................12

LIEN ON SHARES................................................................12

CALLS ON SHARES...............................................................13

FORFEITURE OF SHARES..........................................................13

TRANSFER OF SHARES............................................................14

TRANSMISSION OF SHARES........................................................15

ALTERATION ON CAPITAL.........................................................15

GENERAL MEETINGS OF MEMBERS...................................................16

NOTICE OF GENERAL MEETINGS....................................................16

PROCEEDINGS AT GENERAL MEETINGS...............................................16

VOTES OF MEMBERS..............................................................17

MEMBERS PROXIES...............................................................18

COMPANIES ACTING BY REPRESENTATIVES AT MEETINGS...............................19

APPOINTMENT OF DIRECTORS......................................................19

ALTERNATE DIRECTOR............................................................19

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POWERS AND DUTIES OF DIRECTORS................................................20

BORROWING POWERS OF DIRECTORS.................................................20

APPONTMENT OF OFFICERS........................................................20

COMMITTEES OF DIRECTORS.......................................................21

PROCEEDINGS OF DIRECTORS......................................................21

DISQUALIFICATION OF DIRECTORS.................................................23

DIVIDENDS.....................................................................23

FINANCIAL YEAR................................................................24

ACCOUNTS AND AUDIT............................................................25

CAPITALISATION OF PROFITS.....................................................25

SHARE PREMIUM ACCOUNT.........................................................26

NOTICES.......................................................................26

THE SEAL......................................................................27

INDEMNITY.....................................................................28

RETURN OF CAPITAL ON LIQUIDATION OR WINDING UP................................29

AMENDMENT OF ARTICLES OF ASSOCIATION..........................................29

REGISTRATION BY WAY OF CONTINUATION...........................................29

NON-RECOGNITION OF TRUSTS.....................................................30

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                        THE COMPANIES LAW (2007 REVISION)
                              OF THE CAYMAN ISLANDS

                            COMPANY LIMITED BY SHARES

                            MEMORANDUM OF ASSOCIATION

                                       OF

                 RYDEX EXCHANGE TRADED COMMODITIES FUNDS, SPC I
                                 (THE "COMPANY")


                                     OBJECTS

1.       The name of the Company is RYDEX EXCHANGE TRADED COMMODITIES FUNDS, SPC
         I.

2. The registered office of the Company shall be situated at the offices of Stuarts Corporate Services Ltd, P.O. Box 2510, George Town, Grand Cayman KY1-1104, CAYMAN ISLANDS, or at such other place as the directors of the Company may, from time to time, decide.

3. The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by any law as provided by section 7(4) of the Companies Law (2007 Revision), or any other law of the Cayman Islands.

4. The Company shall have and be capable of exercising all the functions of a natural person of full capacity or body corporate in doing in any part of the world whether as principal, agent, contractor or otherwise whatever may be considered by it necessary for the attainment of its objects and whatever else may be considered by it as incidental or conducive thereto or consequential thereon, irrespective of any question of corporate benefit as provided by section 27(2) of the Companies Law (2007 Revision) including the power to make any alterations or amendments to its Memorandum and Articles of Association in the manner set out in its Articles of Association and including, but not limited to, the power to pay all expenses of and incidental to the promotion, formation and incorporation of the Company; to register the Company and do business in any other jurisdiction; to sell, lease or dispose of any property of the Company; to draw, make, accept, endorse, discount, execute and issue promissory notes, debentures, bills of exchange, bills of lading, warrants and other negotiable or transferable instruments; to lend money on the security of the undertaking or on all or any of the assets of the Company including uncalled capital or without security; to invest moneys of the Company in such manner as the directors of the Company determine; to promote other companies; to sell the undertaking of the Company for cash or any other consideration; to distribute assets in specie to members of the Company; to make charitable or benevolent donations; to pay pensions or gratuities or provide other benefits in cash or kind to directors, officers and/or employees of the Company, past or present and their families; to purchase directors and officers' liability insurance and to carry on any trade or business and generally to do all acts and things which in the opinion of the Company or the directors of the Company may be conveniently or profitably or usefully acquired and dealt with, carried on, executed or done by the Company in connection with the business aforesaid PROVIDED THAT the Company shall only carry on the businesses for which a licence is required under the laws of the Cayman Islands when so licensed under the terms of such laws.

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5.       The liability of each member of the Company is limited to the amount, if any, unpaid on the shares held by such member.

6. The authorized share capital of the Company is US$50,000 divided into 100 voting non-participating Management Shares of a nominal or par value of US$0.01 each, 4,999,900 non-voting participating Segregated Portfolio Shares of a nominal or par value of US$0.01 each. Subject to the provisions of the Companies Law (2007 Revision) and the Articles of Association of the Company, the Company shall have the power to redeem or purchase any of its shares and to increase, reduce, sub-divide or consolidate the share capital and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.

7. If the Company is registered as exempted, its operations shall be carried on subject to section 193 of the Companies Law (2007 Revision). The Company may effect and conclude contracts in the Cayman Islands, and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands but shall not otherwise trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands.

8. Subject to the provisions of the Companies Law (2007 Revision) and the Articles of Association, the Company may exercise the power contained in section 226 of the Companies Law (2007 Revision) to deregister in the Cayman Islands and register by way of continuation under the laws of any jurisdiction outside the Cayman Islands.

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         I the undersigned, whose name and address is subscribed, am desirous of being formed into a Company in pursuance of this Memorandum of Association, and I agree to take the number of shares in the capital of the Company set opposite my name.


NAME AND ADDRESS                                     NUMBER OF SHARES TAKEN BY
OF SUBSCRIBER                                        SUBSCRIBER





___________________________
CHRISTOPHER HUMPHRIES                                ONE MANAGEMENT SHARE
P.O. Box 2510
Grand Cayman KY1-1104
Cayman Islands


Dated this 8th day of September 2008




________________________________
Witness to the above signature

VICTORIA BANKS
P.O. Box 2510
Grand Cayman KY1-1104
Cayman Islands





I, __________________________ registrar of companies, in and for the Cayman Islands, HEREBY CERTIFY that this is a true copy of the Memorandum of Association of the Company.

Dated this               of                                    2008

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                        THE COMPANIES LAW (2007 REVISION)

                            COMPANY LIMITED BY SHARES


                             ARTICLES OF ASSOCIATION

                                       OF

                 RYDEX EXCHANGE TRADED COMMODITIES FUNDS, SPC I

                                     TABLE A

1. The Regulations contained or incorporated in Table A in the First Schedule of the Companies Law (2007 Revision) shall not apply to this Company and the following shall comprise the Articles of Association of the Company:

                                 INTERPRETATION

2. In these Articles the following terms shall have the meanings set opposite save where the context otherwise requires:-

               Articles these Articles of Association as from time to time amended by Special Resolution and reference to an "Article" shall be to an Article contained herein;

               Auditors the Auditors for the time being of the Company, who shall be members of an institute or association of accountants, which is approved by the Cayman Islands Monetary Authority to audit Companies, regulated under the Insurance Law (2003 Revision);

               Business Day             any day on which banks are authorized to
                                        open for business in the Cayman Islands
                                        or such other day as may be designated
                                        as a business day by the Directors;

               Company                  RYDEX COMMODITY FUNDS, SPC;

               Directors                the directors of the Company for the
                                        time being, or as the case may be, the
                                        directors assembled as a board;

               General Assets           the assets of the Company which are not
                                        Segregated Portfolio Assets;

               General Creditor         a creditor of the Company who is not a
                                        Segregated Portfolio Creditor;

               the Law                  the Companies Law (2007 Revision) of
                                        the Cayman Islands and any amendment or
                                        other statutory modification thereof and where in these Articles any provision of the Law is


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                                        referred to, the reference is to that
                                        provision as modified by any law for the time being in force;

               Management Shares        voting Shares in the capital of
                                        the Company each having a nominal or par value of US$0.01 issued by the Company subject to and in accordance with the provisions of Section 37 of the Law and these Articles and having the rights provided under these Articles;

               Member a person who is registered in the Register of Members as the holder of any Share in the Company;

               Net Asset Value          the Net Asset Value for any
                                        Segregated Portfolio shall be equal to
                                        the value determined by the Directors in their absolute discretion on any particular day of all the assets, less all the liabilities (actual, contingent and prospective so far as the same can be quantified) of such Segregated
                                        Portfolio as at the day concerned;

                Ordinary Resolution     a resolution:-

                                        (i) passed by a simple majority of such
                                            Members as, being entitled to do so,
                                            vote in person or, where proxies are
                                            allowed, by proxy at a general
                                            meeting of the Company and where a
                                            poll is taken regard shall be had in
                                            computing a majority to the number
                                            of votes to which each Member is
                                            entitled; or

                                       (ii) approved in writing by all of the
                                            Members entitled to vote at a
                                            general meeting of the Company in
                                            one or more instruments each signed
                                            by one or more of the Members and
                                            the effective date of the resolution
                                            so adopted shall be the date on
                                            which the instrument, or the last of
                                            such instruments if more than one,
                                            is executed;

               Registered Office        the registered office for the time being
                                        of the Company;

               Register of Members      the register of Members to be kept
                                        pursuant to Section 40 of the Law;

               Seal the common seal of the Company (if applicable) or any facsimile or official seal (if applicable) for use outside of the Cayman Islands;

               Secretary                any person appointed by the Directors to
                                        perform any of the duties of the
                                        secretary of the Company and including
                                        any assistant secretary

               Segregated Portfolio     the assets of the Company held within or
                                        on behalf of a Segregated Assets
                                        Portfolio;

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               Segregated Portfolio     a creditor of a Segregated Portfolio;
               Creditor

               Segregated Portfolio
               Share a redeemable non-voting share in the capital of the Company having a nominal or par value of US$0.01 issued by the Company subject to and in accordance with the provisions of Section 37 of the Law and these Articles and having the rights set out in these Articles and which will be issued in separate Segregated Portfolios;

               Segregated Portfolio     separate accounts or portfolios
                                        established and operated by the
                                        Directors in accordance with part
                                        XIV of the Law and these Articles
                                        (identified by reference to a
                                        distinguishing number or other
                                        distinguishing feature as the
                                        Director may from time to time
                                        determine and include within its
                                        name the words "Segregated
                                        Portfolio") the assets and income of
                                        which shall be segregated and kept
                                        separate and separately identifiable
                                        from the General Assets and assets
                                        of other Segregated Portfolios and
                                        represented by a separate class of
                                        Segregated Portfolio Shares to which
                                        the assets and liabilities and
                                        income and expenditure attributable
                                        or allocated to each such Segregated
                                        Portfolio shall be applied;

               Share or Shares          any share or shares of any class in the
                                        Company including but not limited to
                                        Management Shares and Segregated
                                        Portfolio Shares;

               Special Resolution       a resolution passed in accordance with
                                        section 60 of the Companies Law,
                                        being a resolution:-

                                        (i)      passed by a majority of not
                                                 less than two-thirds of such
                                                 Members as, being entitled to
                                                 do so, vote in person or, where
                                                 proxies are allowed, by proxy
                                                 at a general meeting of the
                                                 Company of which notice
                                                 specifying the intention to
                                                 propose the resolution as a
                                                 special resolution has been
                                                 duly given and where a poll is
                                                 taken regard shall be had in
                                                 computing a majority to the
                                                 number of votes to which each
                                                 Member is entitled; or

                                        (ii)     approved in writing by all of
                                                 the Members entitled to vote at
                                                 a general meeting of the
                                                 Company in one or more
                                                 instruments each signed by one
                                                 or more of the Members and the
                                                 effective date of the special
                                                 resolution so adopted shall be
                                                 the date on which the
                                                 instrument or the last of such
                                                 instruments if more than one,
                                                 is executed;

               United States            means the United States of America
                                        (including its territories,
                                        possessions and areas subject
                                        to its jurisdiction);

               USD and US$              refers to the lawful currency of
                                        the United States;

               U.S. Person:             (a)    any person considered resident
                                               or benefiting from any rights
                                               of citizenship in the
                                               United States;

                                        (b)    any partnership or corporation
                                               organised or incorporated whether
                                               under federal or state law as
                                               constituted under the laws of the
                                               United States;

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                                        (c)    any estate of which an executor
                                               or administrator is a U.S.
                                               Person;

                                        (d)    any trust of which a trustee is a
                                               U.S. Person;

                                        (e)    any foreign entity, including all
                                               subsidiary branches or agencies
                                               of the said entity, located in
                                               the United States;

                                        (f)    any non-discretionary account or
                                               other account not being that of
                                               an estate or trust held by
                                               another, whether or not in a
                                               fiduciary capacity, for the
                                               benefit of a U.S. Person;

                                        (g)    any discretionary account or
                                               similar account (other than an
                                               estate or trust) held by a dealer
                                               or other fiduciary organised,
                                               incorporated or, if an
                                               individual, resident in the
                                               United States; or

                                        (h)    any partnership or corporation
                                               otherwise organised or
                                               incorporated under the laws of
                                               any foreign jurisdiction formed
                                               by a U.S. Person principally for
                                               the purpose of investing in
                                               securities other than those
                                               registered under the United
                                               States Securities Act 1933 as
                                               amended (the "ACT") unless
                                               organised, incorporated and owned
                                               by accredited investors (as
                                               defined in Rule 501(a) of the
                                               Act) which investors are not of
                                               an individual estate or trust
                                               nature.

         (b) Unless the context otherwise requires, expressions defined in the Law and used herein shall have the meanings so defined.

         (c)      In these Articles unless the context otherwise requires:-

                  (i) words importing the singular number shall include the plural number and vice versa;

                  (ii) words importing the masculine gender only shall include the feminine gender;

                  (iii) words importing persons only shall include companies or associations or bodies of persons whether incorporated or not;

                  (iv) a notice provided for herein shall be in writing unless otherwise specified and all reference herein to "in writing" and "written" shall include printing, lithography, photography and other modes of representing or reproducing words in permanent visible form; and

                  (v) "may" shall be construed as permissive and "shall" shall be construed as imperative.

         (d) Headings used herein are intended for convenience only and shall not affect the construction of these Articles.

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                                  SHARE CAPITAL

3. AUTHORIZED CAPITAL - The authorized share capital of the Company is US$50,000 divided into:

         (a)      2 Management Shares of a nominal or par value of US$1.00 each;
                  and

         (b) 49,998 Segregated Portfolio Shares of a nominal or par value of US$1.00 each.

4. MANAGEMENT SHARES - Management Shares shall have the following rights and restrictions:

         (a) Management Shares shall only be issued at par value fully paid;

         (b) every holder of a Management Share shall in respect of such shares have the right to receive notice of, attend, speak or vote as a Member at any general meeting of the Company;

         (c) the holders of Management Shares shall have the rights to all profits and dividends attributable to the General Assets of the Company as declared by the Directors on a pro rata basis for each Management Share held following the redemption of all the Management Shares in the Company; and

         (d) on a winding up the holders of Management Shares shall have the right to participate on a pro rata basis for each Management Share held in any surplus General Assets of the Company after payment of the General Creditors of the Company and to repayment of capital as set out in these Articles.

5. SEGREGATED PORTFOLIO SHARES - Segregated Portfolio Shares shall have the following rights and restrictions:

         (a) Segregated Portfolio Shares shall only be issued at par value fully paid;

         (b) the holders of Segregated Portfolio Shares shall not be entitled to receive notice of and attend and vote at any general meeting of the Company;

         (c) Segregated Portfolio Shares are redeemable in accordance with the provisions of these Articles;

         (d) in a winding up or other return of capital, the holders of the Segregated Portfolio Shares shall have the right to repayment of the amount of capital paid on them out of the Segregated Portfolio Assets of the relevant Segregated Portfolio Shares held by them;

         (e) subject to the Law, the restrictions contained in this sub-paragraph (e) and at the absolute discretion of the Directors, a dividend may be declared and paid to the holders of any Segregated Portfolio Shares out of the profits (as hereinafter defined) of the Company which relate to the relevant Segregated Portfolio or out of any other account of the Company (including, to the extent permitted by the Law, from the share premium account) which relates to the relevant Segregated Portfolio but for the avoidance of doubt no dividend may be declared and paid to the holders of Segregated Portfolio Shares of one Segregated Portfolio out of the profits of the Company which relate to another Segregated Portfolio or out the General Assets of the Company or out of any other account (including, to the extent permitted by the

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                  Law, from the share premium account) which relates to another
                  Segregated Portfolio;

         (f) Segregated Portfolio Shares shall be issued in different Segregated Portfolios, each Segregated Portfolio representing the capital contribution or contributions made by the Members of that Segregated Portfolio and designated by a distinguishing number or such other distinguishing feature as the Directors may from time to time determine and including within its name the words "Segregated Portfolio". Each Segregated Portfolio shall be a segregated portfolio as described in Section 236 of the Law and accordingly the assets and liabilities of the Company held within or on behalf of any one Segregated Portfolio shall be segregated from the assets and liabilities of the Company held within or on behalf of any other Segregated Portfolio or from assets and liabilities of the Company not held within any Segregated Portfolio. All profits of the Company and any share premium or other account, which relate to a particular Segregated Portfolio shall be held on behalf of that Segregated Portfolio and may only be used for the purposes of that Segregated Portfolio. All fees, costs and expenses of the Company which relate to a particular Segregated Portfolio shall be discharged out of the assets of that Segregated Portfolio and may not be discharged out of other assets of the Company, whether held on behalf of another Segregated Portfolio or otherwise. Except as otherwise provided in these Articles, each Segregated Portfolio of Segregated Portfolio Shares shall rank equally in priority and preference with every other Segregated Portfolio of Segregated Portfolio Shares;

         (g) the Directors shall identify, segregate and keep segregated each asset as either a General Asset or as a Segregated Portfolio Asset and shall identify, in the case of a Segregated Portfolio Asset the Segregated Portfolio to which it is allocated and each liability as being that of a General Creditor or of a Segregated Portfolio Creditor and, in the case of a Segregated Portfolio Creditor, the Segregated Portfolio of which such person is a creditor. The liabilities of a Segregated Portfolio shall be satisfied by the Segregated Portfolio Assets attachable to such Segregated Portfolio only and a Segregated Portfolio Creditor shall not have any right of recourse to the General Assets of the Company;

         (h) the Company shall be entitled to redeem all or any of such Segregated Portfolio Shares at such times and in such manner, as the Directors shall in their absolute discretion from time to time determine. Without prejudice to the generality of the foregoing, the Company shall be entitled to redeem all or any of the Segregated Portfolio Shares of any holder who the Directors have reasonable cause to believe is a U.S. Person who has not complied with applicable laws or is otherwise ineligible to hold Segregated Portfolio Shares or where the Directors consider that the Company may suffer a tax or other pecuniary charge or would otherwise be commercially disadvantaged if a particular holder were to continue to hold Segregated Portfolio Shares. In any event, subject to the provisions of and the restrictions contained in the Law and subject to the prior written consent of the Cayman Islands Monetary Authority or any successor authority responsible for the regulation of insurance business in the Cayman Islands, the Company shall redeem all Segregated Portfolio Shares of a Segregated Portfolio once the Directors are satisfied that the Company has no further liability or obligation in relation to insurance(s) effected by the Company on behalf of that Segregated Portfolio;

         (i) subject to the provisions of and the restrictions contained in the Law, the Segregated Portfolio Shares of any Segregated Portfolio may be redeemed either out of profits or out of capital of the Company which relate to that Segregated Portfolio or, in the case of any premium payable on the redemption, out of the

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COMPANIES LAW (2007 REVISION)                                                 10
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                  share premium account relating to that Segregated Portfolio and for the avoidance of doubt, neither the profits or the capital of the Company nor any share premium account which does not relate to the relevant Segregated Portfolio may be used to redeem the Segregated Portfolio Shares of that Segregated Portfolio;

         (j) the amount payable to a Member whose Segregated Portfolio Shares are being redeemed shall be the latest available Net Asset Value attributable to each Segregated Portfolio Share being redeemed;

         (k) the Directors may make such further regulations concerning redemption as they shall from time to time deem necessary;

         (l) the issue price for each Segregated Portfolio Share of each Segregated Portfolio issued shall be as determined by the Directors from time to time;

         (m) the form of the application for Segregated Portfolio Shares, the method of payment for Segregated Portfolio Shares and the times within which such applications and payments shall be received by or on behalf of the Company shall be determined by the Directors from time to time;

         (n) no Segregated Portfolio Shares shall be issued to a U.S. Person except in accordance with applicable laws or to any other person who is not eligible to hold Segregated Portfolio Shares and the Directors shall have power to impose such further restrictions on the Segregated Portfolio Shares as they may think necessary for the purpose of ensuring that no Segregated Portfolio Shares are acquired or held by any person in breach of these Articles, the Law or the applicable requirements of any country or governmental authority;

         (o) the Directors may determine from time to time with respect to the Segregated Portfolio Shares the minimum number of Segregated Portfolio Shares to be subscribed for before any such Segregated Portfolio Shares of the relevant Segregated Portfolio are issued, the minimum number of such Segregated Portfolio Shares to be issued to each prospective Member and the minimum number of Segregated Portfolio Shares to be otherwise issued to or held on an ongoing basis or redeemed by each Member.

                           SEGREGATED PORTFOLIO SHARES

6. The Directors may from time to time determine that Segregated Portfolio Shares shall be divided into separate classes. Each class of Segregated Portfolio Shares shall be constituted as a separate Segregated Portfolio for the purpose of the Law. The terms upon which and the price per share at which the first issue of Segregated Portfolio Shares of any class shall be effected and the time of such issue shall be determined by the Directors.

                                INSURANCE SHARES

7. On a return of assets on liquidation or otherwise, the assets of the Company held on behalf of a Segregated Portfolio and available for distribution amongst the holders of Segregated Portfolio Shares of that Segregated Portfolio shall, after repayment of the nominal amount of the Segregated Portfolio Shares of that Segregated Portfolio, belong to and be distributed amongst the holders of the Segregated Portfolio Shares of that Segregated Portfolio on the basis of the Net Asset Value per Segregated Portfolio Share. For the avoidance of doubt, no assets of the Company available for distribution, which relate to any one Segregated Portfolio, may be distributed to the holders of Segregated Portfolio Shares of any other Segregated Portfolio.

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                               VARIATION OF RIGHTS

8. The rights attached to any Management Share or Segregated Portfolio Share (unless otherwise provided by the terms of issue of the Shares) may be varied by the Board of Directors with the written consent in writing of the holders of three-fourths of the issued Management Shares or of the relevant Segregated Portfolio Shares as appropriate (for this purpose the holders of the Management Shares and the holders of each of the Segregated Portfolio Shares which relate to a separate Segregated Portfolio shall be treated as and referred to in this Articles as a separate class) or with the sanction of a resolution passed by not less than three-fourths of such holders of the Management Shares as may be present in person or by proxy at a separate class meeting of the holders of the Shares of that class. To every such separate class meeting, the provisions of these Articles relating to general meetings shall mutatis mutandis apply, but so that the necessary quorum shall be any one or more persons holding or representing by proxy not less than one-third of the issued Shares of the class and that any holder of Shares of the class present in person or by proxy may demand a poll. If such a meeting is adjourned because a quorum is not present the meeting shall be dissolved. The rights attaching to a class shall be deemed to be varied by the creation or issue of any Shares in priority to them as respects rights to dividends or rights in a winding up or on a reduction of capital. Subject to the foregoing provisions of this Article, the rights conferred upon the holders of any Shares issued with preferred or other rights shall, unless otherwise expressly provided by the terms of issue of such Shares, be deemed not to be varied by the creation, allotment or issue of further Shares ranking pari passu therewith.


                               SHARE CERTIFICATES

9.       (a)      Every Person whose name is entered as a Member in the Register of Members shall, without payment, be entitled on request to a certificate under the seal of the Company specifying the Share or Shares held by him and the amount paid up thereon, provided that in respect of a Share or Shares held jointly by several persons, the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a Share to one of several joint holders shall be sufficient delivery to all.

         (b) If a share certificate is defaced, lost or destroyed it may be renewed on payment of such fee, if any, and on such terms, if any, as to evidence and indemnity, as the Directors think fit.

         (c) A share certificate in respect of any Share shall bear the following legend:-

                  The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, of the United States (the "SECURITIES ACT") or any securities laws of any state of the United States. They may not be offered or transferred by sale, assignment, pledge or otherwise unless (i) a registration statement for the shares under the Securities Act is in effect or (ii) the Company has received such agreements and certificates as the Company may require and an opinion of counsel, which opinion is satisfactory to the Company, to the effect that such registration is not required under the Securities Act or state securities laws. In addition to the transfer restrictions above, the securities represented by this certificate may not be sold or otherwise transferred if such transfer would result in the Company being required to register as an investment company under the Investment Company Act 1940 of the United States, as amended, or result in a violation of any applicable securities law or other applicable law or regulation. Specifically the shares may not be transferred without the written


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                  consent of the Cayman Islands Monetary Authority and in
                  compliance with the requirements of the Insurance Law (2003 Revision) of the Cayman Islands.


                               EQUITABLE INTERESTS

10. Except as required by law, no person shall be recognised by the Company as holding any Share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share (except only as by these Articles or by law otherwise provided or under an order of a court of competent jurisdiction) or any other rights in respect of any Share except an absolute right to the entirety thereof in the registered holder, but the Company may in accordance with the Law issue fractions of Shares up to four decimal places.


              DIRECTORS' AUTHORITY TO ISSUE AND RE DESIGNATE SHARES

11. The Shares shall be at the disposal of the Directors, and they may (subject to the provisions of these Articles and the Law) allot, grant options over or otherwise dispose of them to such persons, on such terms and conditions, and at such times as they think fit, but so that no Share shall be issued at a discount, except in accordance with the provisions of the Law and no Share shall be issued to any U.S. Person except in accordance with applicable laws.


                                 LIEN ON SHARES

12. The Company shall have a first priority lien and charge on every partly paid Share for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that Share, and the Company shall also have a first priority lien and charge on all partly paid shares registered in the name of a Member (whether held solely or jointly with another person) for all moneys presently payable by him or his estate to the Company; but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article. The Company's lien, if any, on a Share shall extend to all dividends and other moneys payable in respect thereof.

13. The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of 14 days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the Share, or the persons entitled thereto of which the Company has notice, by reason of his death or bankruptcy.

14. To give effect to any such sale the Directors may authorize some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

15. The proceeds of such sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue (if any) shall (subject to a like lien for sums not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the date of the sale.

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                                 CALLS ON SHARES

16. The Directors may from time to time make calls upon the Members in respect of any moneys unpaid on their Shares (whether on account of the nominal value of the shares or by way of premium or otherwise) and each Member shall (subject to receiving at least 14 days' notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on his Shares.

17. A call shall be deemed to have been made at the time that the Directors have resolved by resolution to make such call.

18. The joint holders of a Share shall be jointly and severally liable to pay calls in respect thereof.

19. Any sum which by the terms of issue of a Share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the Share or by way of premium or otherwise, shall for the purposes of these Articles be deemed to be a call duly made, notified and payable on the date on which by the terms of issue the same becomes payable, and in the case of non-payment all the relevant provisions of these Articles as to payment of interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

20. If a sum called in respect of a Share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest upon the sum at the rate of eight per centum per annum from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

21. The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the amount of the Share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

22. The Directors may make arrangements on the issue of Shares for a difference between the Members, or the particular Shares, in the amount of calls to be paid and in the times of payment and may revoke or postpone a call in their discretion.

23. The Directors may, if they think fit, receive from any Member willing to advance the same all or any part of the moneys uncalled and unpaid upon any Shares held by him, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction of an Ordinary Resolution of the Company eight per centum per annum) as may be agreed upon between the Member paying the sum in advance and the Directors.

                              FORFEITURE OF SHARES

24. If a Member fails to pay any call or installment of a call together with any interest which may have accrued within 10 days of the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of such call or installment remains unpaid, enforce any of the provisions of, and take such action as is referred to in these Articles, including but not limited to, forfeiting any Share in respect of which the call or installment of a call remains unpaid. No further notice demanding payment of the amount due need be given to the registered holder of the Share or the persons entitled thereto by reason of his death or bankruptcy.

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25.      A forfeited Share may be sold, cancelled or otherwise disposed of on such terms and in such manner as the Directors in their absolute discretion think fit, and at any time before a sale, cancellation or disposition the forfeiture may be cancelled on such terms as the Directors in their absolute discretion think fit. The Company may indirectly procure the purchase of a Share forfeited pursuant to the previous sentence without being required to comply with the redemption provisions of these Articles. The proceeds of the sale or disposition of a forfeited Share after deduction of expenses, fees and commissions incurred by the Company in connection with the sale and after the deduction of all other amounts including accrued interest shall be received by the Company and applied in payment of such part of the amount in respect of which any lien or obligation exists as is presently payable on other Shares held by that Member, and the residue shall (subject to a like lien for sums not presently payable as existed upon the Shares prior to such sale or disposition) be disposed of on such terms as the Directors in their absolute discretion think fit.

26. A statutory declaration in writing that the declarant is a Director, and that a Share in the Company has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the Share. The Company may receive the consideration, if any, given for the Share on any sale or disposition thereof and may execute a transfer of the Share in favour of the person to whom the Share is sold or disposed of and he shall thereupon be registered as the holder of the Share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

27. The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a Share becomes payable at any time, whether on account of the amount of the Share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

28. A person whose Shares have been forfeited shall cease to be a Member in respect of the forfeited Shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by him to the Company in respect of the Shares, but his liability shall cease if and when the Company receives payment in full of the fully paid up amount of the Shares.

                               TRANSFER OF SHARES

29. The instrument of transfer of any Share shall be in writing in any usual or common form or such other form approved by the Directors.

30. The instrument of transfer of any Share shall be executed by or on behalf of the transferor and the transferee and shall be accompanied by any certificate of the Shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer.

31. All share certificates surrendered to the Company for transfer shall be cancelled and the Directors shall issue a new share certificate for a like number of Shares as those, which have been surrendered and cancelled.

32. The Directors may in their absolute discretion decline to register any transfer of Shares without assigning any reason for so doing. If the Directors refuse to register a transfer of any Shares, they shall send notice of the refusal to the transferee within two months of the date on which the transfer was lodged with the Company.

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COMPANIES LAW (2007 REVISION)                                                 15
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33.      The registration of transfers may be suspended at such times and for such periods as the Directors may from time to time determine, provided always that such registration shall not be suspended for more than 45 days in any year.

                             TRANSMISSION OF SHARES

34. The legal personal representative of a deceased sole holder of a Share shall be the only person recognized by the Company as having any title to the Share. In the case of a Share registered in the name of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased survivor, shall be the only person recognized by the Company as having any title to the Share.

35. Any person becoming entitled to a Share in consequence of the death, bankruptcy, liquidation or dissolution of a Member shall upon such evidence being produced as may from time to time be properly required by the Directors, have the right either to be registered as a member in respect of the Share (and if he so elects shall deliver to the Company a notice in writing signed by him stating his election to be registered as holder) or, instead of being registered himself, to make such transfer of the Share as the deceased or bankrupt person could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the deceased or bankrupt person before the death or bankruptcy.

36. A person becoming entitled to a Share by reason of the death, bankruptcy liquidation or dissolution of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the Share, except that he shall not, before being registered as a Member in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company PROVIDED THAT the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the Share and if the notice is not complied with within ninety days the Directors may thereafter withhold payment of all dividends, bonuses or other moneys payable in respect of the Share until the requirements of the notice have been complied with.

                              ALTERATION OF CAPITAL

37. The Company may from time to time by Ordinary Resolution increase the share capital by such sum, to be divided into Shares of such classes and amount, as the resolution shall prescribe.

38.      The Company may by Ordinary Resolution:-

         a. consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

         b. subdivide its existing Shares, or any of them into Shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in the case of the Share from which the reduced Share is derived;

         c. cancel any Shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the Shares so cancelled; and

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COMPANIES LAW (2007 REVISION)                                                 16
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         d.       convert all or any of its paid up Shares into stock and
                  reconvert that stock into paid up Shares of any denomination.

39. The Company may by Special Resolution reduce its share capital and any capital redemption reserve in any manner authorized by the Law.

40. Subject to the provisions of the Law and the Memorandum of Association, the Company may purchase its own Shares, including but not limited to any Segregated Portfolio Shares, provided that the manner of purchase has first been authorized by Ordinary Resolution and may make payment therefore or for any redemption of Shares in any manner authorized by the Law, including out of capital.

                           GENERAL MEETINGS OF MEMBERS

41. The Directors may, whenever they think fit, convene a general meeting of the Company.


42. The Directors shall convene a general meeting of the Company on the written requisition of any Member or Members entitled to attend and vote at general meetings of the Company who hold not less than 10 per cent of the paid up voting share capital of the Company deposited at the Registered Office.

43. The Members requisition shall specify the objects of the meeting and shall be signed by the requisitionists. If the Directors do not convene a requisitioned meeting within 30 days of the deposit of the requisition, the requisitionists themselves may convene the general meeting in the same manner, as nearly as possible, as that in which meetings may be convened by the Directors, and all reasonable expenses incurred by the requisitionists as a result of the failure of the Directors to convene the general meeting shall be reimbursed to them by the Company.

44. If at any time there are no Directors of the Company, any two Members (or if there is only one Member then that Member) entitled to vote at general meetings of the Company may convene a general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.


                           NOTICE OF GENERAL MEETINGS

45. At least seven days' notice (excluding the day that notice is deemed to be given and the day the meeting is to be held) shall be given of an annual general meeting or any other general meeting. Notice shall be given in the manner hereinafter provided or in such other manner (if any) as may be prescribed by the Company by Ordinary Resolution to such persons as are, under these Articles, entitled to receive such notices from the Company and shall specify the place, the day and the hour of the meeting and, in case of special business, the general nature of that business.

46. With the consent of all the Members entitled to receive notice of some particular meeting and attend and vote thereat, a meeting may be convened by such shorter notice or without notice and in such manner as those Members may think fit.


47. The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any Member shall not invalidate the proceedings at any meeting.

                         PROCEEDINGS AT GENERAL MEETINGS

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COMPANIES LAW (2007 REVISION)                                                 17
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48.      No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business. Save as otherwise provided by these Articles, one or more Members entitled to attend and vote being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorized representative, holding at least a majority of the Shares entitled to vote at such meeting shall be a quorum.

49. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Member or Members present and entitled to vote shall be a quorum.

50. The chairman, if any, of the Board of Directors shall preside as chairman at every General Meeting of the Company.

51. If there is no such chairman, or if at any meeting he is not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chairman, the Members present shall choose one of their number to be chairman.

52. The chairman may with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn a meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for 10 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

53. Save for any provision in these Articles to the contrary all business carried out at a general meeting shall be deemed special with the exception of sanctioning a dividend, the consideration of the accounts, balance sheets, and financial report of the Directors and the Company's auditors, and the appointment and removal of Directors and the fixing of the remuneration of the Company's auditors. No special business shall be transacted at any general meeting without the consent of all Members entitled to receive notice of that meeting unless notice of such special business has been given in the notice convening that meeting.


                                VOTES OF MEMBERS

54. Subject to any rights and restrictions for the time being attached to any class or classes of Shares (if any), on a show of hands every Member entitled to vote who being an individual is present in person or is representing a Member by proxy or, if a corporation or other non-natural person, is present by its duly authorized representative, shall have one vote and on a poll every Member and every person representing such Member shall have one vote for each Share of which such Member is the holder.

55. At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by one or more Members present in person or by proxy entitled to vote and who together hold not less than 10 per cent of the paid up voting share capital of the Company, and unless a poll is so demanded, a declaration by the chairman that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of the


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COMPANIES LAW (2007 REVISION)                                                 18
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         Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution.

56. If a poll is duly demanded it shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

57. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

58. A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs.

59. In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy, shall be accepted to the exclusion of the votes of the joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

60. A Member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, or other person in the nature of a committee appointed by that court, and any such committee or other person, may on a poll, vote by proxy.

61. No Member shall be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company held by him and carrying the right to vote have been paid.

62.      On a poll votes may be given either personally or by proxy.

63. A resolution in writing signed by all the Members for the time being entitled to receive notice of and to attend and vote at general meetings (or being companies by their duly authorized representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

                                 MEMBERS PROXIES

64. The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorized in writing or, if the appointor is a corporation, either under seal or under the hand of an officer or attorney duly authorized. A proxy need not be a Member of the Company.

65. The instrument appointing a proxy shall be deposited at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for which the meeting, or adjourned meeting is scheduled PROVIDED THAT the chairman of the meeting may at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited upon receipt by confirmation from the appointor that the instrument of proxy duly signed is in the course of transmission to the Company.

66. An instrument appointing a proxy may be in any usual or common form or such other form as the Directors may approve.

67. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect

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COMPANIES LAW (2007 REVISION)                                                 19
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         of which the proxy is given provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

68. The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

                 COMPANIES ACTING BY REPRESENTATIVES AT MEETINGS

69. Any company or other non-natural person which is a Member or a Director may, by resolution of its directors or other governing body, authorize such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members or of the Board of Directors or of a committee of Directors, and the person so authorized shall be entitled to exercise the same powers on behalf of such company which he represents as that company could exercise if it were an individual Member or Director.

                            APPOINTMENT OF DIRECTORS

70. The first Director(s) shall be appointed at a meeting or by written resolution of the subscribers to the Memorandum of Association.

71. The Company may by Ordinary Resolution appoint any person to be a Director.

72. Subject to the provisions of these Articles, a Director shall hold office until such time as he is removed from office by the Company by Ordinary Resolution.

73. The Company may by Ordinary Resolution from time to time fix the maximum and minimum number of Directors to be appointed but unless such number is fixed as aforesaid the minimum number of Directors shall be one and the maximum number of Directors shall be unlimited.

74. The remuneration of the Directors from time to time shall be determined by the Directros. The Directors shall be entitled to be paid all traveling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors, or General Meetings or separate meetings of the holders of any Class of Shares or debentures of the Company, or otherwise in connection with the business of the Company.

75. The shareholding qualification for Directors may be fixed by the Company by Ordinary Resolution and unless and until so fixed no share qualification shall be required.

76. The Directors shall have power at any time and from time to time to appoint a person as Director, either as a result of a casual vacancy or as an additional Director, subject to the maximum number (if any) imposed by the Company by Ordinary Resolution.

                               ALTERNATE DIRECTORS

77. Any Director may in writing appoint another person to be his alternate to act in his place at any meeting of the Directors at which he is unable to be present and may at any time in writing revoke the appointment of an alternate appointed by him. Every such alternate shall be entitled to notice of meetings of the Directors and to attend and vote thereat as a Director when the person appointing him is not personally present and to do in the place and stead of his appointor, any other act or thing which the appointor is permitted or required to do by virtue of his being a Director as if the alternate were the appointor, other than the appointment of an alternate himself. Where the alternate is a Director he


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COMPANIES LAW (2007 REVISION)                                                 20
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         shall have a separate vote on behalf of the Director he is representing in addition to his own vote.

78. An alternate shall not be an officer of the Company and shall be deemed to be the agent of the Director appointing him and the remuneration of such alternate (if any) shall be payable out of the remuneration of the Director appointing him and the proportion thereof shall be agreed between them.

79. The alternate shall ipso facto vacate office if and when his appointor ceases to be a Director or removes the appointee from office.

80. Any Director may appoint any person, whether or not a Director, to be the proxy of that Director to attend and vote on his behalf, in accordance with instructions given by that Director, or in the absence of such instructions at the discretion of the proxy, at a meeting or meetings of the Directors which that Director is unable to attend personally. The instrument appointing the proxy shall be in writing under the hand of the appointing Director and shall be in any usual or common form or such other form as the Directors may approve, and must be lodged with the chairman of the meeting of the Directors at which such proxy is to be used, or first used, prior to the commencement of the meeting.

                         POWERS AND DUTIES OF DIRECTORS

81. Subject to the provisions of the Law, these Articles and to any resolutions made in a general meeting, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all powers of the Company. No resolution made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that resolution had not been made.

82. The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit, and may also authorize any such attorney to delegate all or any of the powers, authorities and discretion vested in him.

                          BORROWING POWERS OF DIRECTORS

83. The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

                             APPOINTMENT OF OFFICERS

84. The Directors may from time to time appoint any person, whether or not a director of the Company to hold such office in the Company as the Directors may think necessary for the administration of the Company, including without prejudice to the foregoing generality, the office of president, one or more vice-presidents, treasurer, assistant treasurer, manager or controller, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit. The Directors may also appoint one or more of their number to the office of managing director upon like

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         terms, but any such appointment shall ipso facto determine if any managing director ceases from any cause to be a Director, or if the Company by Ordinary Resolution resolves that his tenure of office be terminated.

85. The Directors may appoint a secretary or secretaries of the Company (and if need be an assistant secretary or assistant secretaries) who shall hold office for such term, at such remuneration and upon such conditions and with such powers as they think fit.

86. Any person appointed by the Directors pursuant to the proceeding two articles may be removed by the Directors.

                             COMMITTEES OF DIRECTORS

87. The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any persons to be members of such committees or local boards and may appoint any managers or agents of the Company and may fix the remuneration of any of the aforesaid.

88. The Directors may delegate any of their powers to committees and any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.
89. The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following paragraphs shall be without prejudice to the general powers conferred by this paragraph.

90. The Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorize the members for the time being of any such local board, or any of them to fill up any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

91. Any such delegates as aforesaid may be authorized by the Directors to sub-delegate all or any of the powers, authorities, and discretion for the time being vested in them.

92. A committee appointed by the Directors may elect a chairman of its meetings. If no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the members present may choose one of their number to be chairman of the meeting.

93. A committee appointed by the Directors may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the committee members present and in case of an equality of votes the chairman shall have a second or casting vote.

                            PROCEEDINGS OF DIRECTORS

94. The Directors may meet together (either within or outside the Cayman Islands) for the dispatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit. A Director may, and the secretary or assistant secretary of the Company

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         shall on the requisition of a Director, or a Director's duly appointed alternate, at any time, summon a meeting of the Directors.

95. The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed, if there be two or more Directors shall be two, and if there be less than two Directors shall be one. A Director represented by proxy or by duly appointed alternate at any meeting shall be deemed to be present for the purposes of determining whether or not a quorum is present.

96. The Directors may elect a chairman of their meetings and determine the period for which he is to hold office but if no such chairman is elected, or if at any meeting the chairman is not present within fifteen minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.


97. Questions arising at any meeting shall be decided by a majority of votes of the Directors and duly appointed alternates present, the vote of an alternate not being counted if his appointor is also present at such meeting. In case of an equality of votes the chairman shall have a second or casting vote.

98. A Director or Directors and any duly appointed alternates may participate in any meeting of the Board of Directors, or of any committee appointed by the Board of Directors of which such Director or Directors are members, by means of telephone or similar communication equipment by way of which all persons in such meeting can hear each other and such participation shall be deemed to constitute presence in person at the meeting.

99. A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the Directors. A general notice given to the Directors by any Director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made. A Director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the Directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration.

100. A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established. A Director, notwithstanding his interest, may be counted in the quorum present at any meeting whereat he or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and he may vote on any such appointment or arrangement.

101. Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were

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         not a Director; provided that nothing herein contained shall authorize a Director or his firm to act as auditor to the Company.

102. The Directors shall cause minutes to be made in books or loose-leaf folders provided for the purpose of recording:

         (a)      all appointments of officers made by the Directors;

         (b) the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

         (c) all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors.

103. When the chairman of a meeting of the Directors signs the minutes of such meeting the same shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or that there may have been a technical defect in the proceedings.

104. A resolution signed by all the Directors (in one or more counterparts) shall be as valid and effectual as if it had been passed at a meeting of the Directors duly called and constituted. When signed a resolution may consist of several documents each signed by one or more of the Directors.

105. The continuing Directors may act notwithstanding any vacancy in their body but if and so long as their number is reduced below the number fixed by or pursuant to the Articles of the Company as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number, or of summoning a general meeting of the Company, but for no other purpose.

106. All acts done by any meeting of the Directors or of a committee of Directors, or by any person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

                          DISQUALIFICATION OF DIRECTORS

107.     The office of Director shall be automatically vacated, if the Director:

         (a)      dies;

         (b)      resigns his office by notice in writing to the Company;

         (c) becomes bankrupt or makes any arrangement or composition with his creditors;

         (d)      is found to be or becomes of unsound mind;

         (e) is removed from office by a vote of a majority of the Directors; or

         (f)      is removed from office by Ordinary Resolution.


                                    DIVIDENDS

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108.     Subject to any rights and restrictions for the time being attached to any class or classes of shares (if any). The Directors may from time to time, in their absolute discretion, declares dividends (including interim dividends) and other distributions on Shares in issue and authorize payment of the same out of the funds of the Company lawfully available therefor.

109. Subject to any rights and restrictions for the time being attached to any class or classes of shares (if any), the Company by Ordinary Resolution may declare dividends, but no dividend shall exceed the amount recommended by the Directors.

110. The Directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, in the absolute discretion of the Directors be applicable for meeting contingencies, or for equalising dividends or for any other purpose to which those funds may be properly applied and pending such application may, in their absolute discretion, either be employed in the business of the Company or be invested in such investments (other than shares of the Company) as the Directors may from time to time think fit.

111. Any dividend may be paid by cheque or warrant sent through the post to the registered address of the Member or person entitled thereto, or in the case of joint holders, to any one of such joint holders at his registered address or to such person and such address as the Member or person entitled, or such joint holders as the case may be, may direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to the order of such other person as the Member or person entitled, or such joint holders as the case may be, may direct.

112. The Directors when paying dividends to the Members in accordance with the foregoing provisions may make such payment either in cash or in specie.

113. No dividend shall be paid otherwise than out of profits or, subject to the restrictions of the Law, the share premium account.

114. Subject to the rights of persons, if any, entitled to Shares with special rights as to dividends, all dividends shall be declared and paid according to the amounts paid on the Shares, but if and so long as nothing is paid up on any of the Shares in the Company dividends may be declared and paid according to the amounts of the Shares. No amount paid on a Share in advance of calls shall, while carrying interest, be treated for the purposes of this Article as paid on the Share.

115. If several persons are registered as joint holders of any Share, any of them may give effectual receipts for any dividend or other moneys payable on or in respect of the Share.

116. Under no circumstances may the assets (or the income derived from such assets) attributed to a Segregated Portfolio in respect of any Segregated Portfolio Share be used to pay a dividend to the holders of any Segregated Portfolio Shares in respect of any other Segregated Portfolio.

117.     No dividend shall bear interest against the Company.


                                 FINANCIAL YEAR

118. Unless the Directors otherwise resolve, the financial year end of the Company shall be 31 December in each year and following the year of incorporation shall begin on 1st January of each year.

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                               ACCOUNTS AND AUDIT

119. The Directors shall cause books of account relating to the Company's affairs to be kept in such manner as may be determined from time to time by the Directors.

120. The books of account shall be kept at the Registered Office, or at such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors.

121. The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors, and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by law or authorized by the Directors or by the Company by Ordinary Resolution.

122. The accounts relating to the Company's affairs shall be audited in such manner as may be determined from time to time by the Company by Ordinary Resolution or failing any such determination by the Directors or, failing any determination, as aforesaid shall not be audited.

123. The auditors, if any, shall be appointed by the Directors and shall hold office until removed by Ordinary Resolution or resolution of the Directors.

124. The remuneration of any auditors, if any, are appointed by the Directors, may be fixed by the Directors.

                            CAPITALISATION OF PROFITS

125. Subject to the Law, the Directors may, with the authority of an Ordinary Resolution:

         (a) resolve to capitalise an amount standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account), or otherwise available for distribution;

         (b) appropriate the sum resolved to be capitalised to the Members in proportion to the nominal amount of Shares held by them respectively and apply that sum on their behalf in or towards paying up in full unissued Shares or debentures of a nominal amount equal to that sum, and allot the shares or debentures, credited as fully paid, to the Members (or as they may direct) in those proportions, or partly in one way and partly in the other, but the share premium account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued Shares to be allotted to Members credited as fully paid;

         (c) make any arrangements they think fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where Shares or debentures become distributable in fractions Directors may deal with the fractions as they think fit;

         (d) authorize a person to enter (on behalf of all the Members concerned) an agreement with the Company providing for either:

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                  (i)      the allotment to the Members respectively, credited
                           as fully paid, of shares or debentures to which they may be entitled on the capitalization; or

                  (ii) the payment by the Company on behalf of the Members (by the application of their respective proportions of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on their existing Shares, an agreement made under the authority being effective and binding on all those Members; and

         (e) generally do all acts and things required to give effect to the resolution.


                              SHARE PREMIUM ACCOUNT

125. The Directors shall establish an account to be called the Share Premium Account for each Segregated Portfolio and shall credit to each account from time to time a sum equal to the amount or value of the premium paid on the issue of the relevant Segregated Portfolio Shares.

126. There shall be debited to the relevant Share Premium Account on the redemption of a Segregated Portfolio Share the amount by which the redemption price exceeds the nominal value of such Segregated Portfolio Share redeemed, provided however that, at the discretion of the Directors such sum or any part thereof may be paid out of the profits of the Company which would otherwise be available for dividend or otherwise as provided in the Law.

127. The Company shall at all times comply with the provisions of the Law in relation to the Share Premium Account, the premiums attaching to Shares and the redemption of Segregated Portfolio Shares.

                                     NOTICES

128. Notices shall be in writing and may be given by the Company or by the person entitled to give notice to any Member either personally, by facsimile, email or by sending it through the post in a prepaid letter or via a recognized courier service, fees prepaid, addressed to the Member at his address as appearing in the Register of Members. In the case of joint holders of a Share, all notices shall be given to that one of the joint holders whose name stands first in the Register of Members in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

129.     Where notice or other documents are sent by:-

         (a) post, notice shall be deemed to have been served five days after the time when the letter containing the same is posted and if sent by courier, shall be deemed to have been served five days after the time when the letter containing the same is delivered to the courier (in proving such service it shall be sufficient to prove that the letter containing the notice or document was properly addressed and duly posted or delivered to the courier);

         (b) email, notice shall be deemed to have been served upon successful transmission and it shall not be necessary for the receipt of the email to be acknowledged by the recipient; or

         (c) facsimile, notice shall be deemed to have been served upon confirmation that the facsimile was sent successfully.

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130.     Any Member present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

131. Any notice or document delivered or sent by post to or left at the registered address of any Member in accordance with the terms of these Articles shall notwithstanding that such Member be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any Share registered in the name of such Member as sole or joint holder, unless his name shall at the time of the service of the notice or document, have been removed from the Register of Members as the holder of the Share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the Share.

132. Notice of every general meeting shall be given in the manner hereinbefore authorized to:

         (a) all Members who have a right to receive notice and who have supplied the Company with an address for the giving of notices to them and in the case of joint holders, the notice shall be sufficient if given to the first named joint holder in the Register of Members; and

         (b) every person entitled to a Share in consequence of the death or bankruptcy of a Member, who but for his death or bankruptcy would be entitled to receive notice of the meeting.

         No other person shall be entitled to receive notices of general meetings.


                                    THE SEAL

133. The Company may, if the Directors so determine, have a Seal which shall not be affixed to any instrument except by the authority of a resolution of the Board of Directors or of a committee of directors authorized by the Directors in that behalf provided always that such authority may be given prior to or after the affixing of the Seal and if given after may be in general form confirming a number of affixings of the Seal. Every instrument to which the Seal is affixed shall be signed by a Director or the secretary (or an assistant secretary) of the Company or by any one or more persons as the Directors may appoint for the purpose.

134. The Company may maintain a duplicate or duplicates of the Seal but such duplicate(s) shall not be affixed to any instrument except by the authority of a resolution of the Board of Directors provided always that such authority may be given prior to or after the affixing of such duplicate and if given after may be in general form confirming a number of affixings of such duplicate. Every instrument to which a duplicate of the Seal is affixed shall be signed by a Director or the secretary (or an assistant secretary) of the Company or by any one or more persons as the Directors may appoint for the purpose and such affixing of a duplicate of the Seal and signing as aforesaid shall have the same meaning and effect as if the Seal had been affixed and the instrument signed by a Director or the secretary (or an assistant secretary) of the Company.

135. Notwithstanding the foregoing, the secretary or any assistant secretary of the Company shall have the authority to affix the Seal, or a duplicate of the Seal, over his signature alone on any instrument or document required to be authenticated by him under Seal or to be filed with the registrar of companies in the Cayman Islands or elsewhere wheresoever.

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COMPANIES LAW (2007 REVISION)                                                 28
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                                    INDEMNITY

136. Every Director (including for the purposes of this Article any alternate appointed pursuant to the provisions of these Articles) President, Vice President, Managing Director, Treasurer, Assistant Treasurer, Secretary, Assistant Secretary, or other officer for the time being and from time to time of the Company (but not including the Company's auditor) and the personal representatives of the same ("INDEMNIFIED PERSON") shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by him in or about the conduct of the Company's business or affairs or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by him in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere ("LOSS") out of:

         (a) the General Assets of the Company to the extent (if any) that such Loss was incurred or sustained by such Indemnified Person solely in or about the conduct of the Company's business which does not relate to any Segregated Portfolio and only to the extent that such General Assets are available;

         (b) the Segregated Portfolio Assets of a particular Segregated Portfolio only to the extent that such Loss was incurred or sustained by such Indemnified Person in or about the conduct of the Company's business which directly relates to that Segregated Portfolio or if such Loss was incurred or sustained by such Indemnified Person in or about the conduct of the Company's business which directly relates to more than one Segregated Portfolio ("CONTRIBUTING PORTFOLIO") the Loss will be indemnified by each Contributing Portfolio on a pro rata basis in proportion to the amount of the Loss attributable to each Contributing Portfolio provided that if any of the Members of the Contributing Portfolios believe that it would be unfair for such Loss to be indemnified on a pro rata basis (in accordance with this Article) then such Loss shall be indemnified as between each Contributing Portfolio on a basis agreed by all the Members of the Contributing Portfolios or if no agreement can be reached as ordered by a court in the Cayman Islands having regard at all times to the spirit and the letter of part XIV of the Law. The cost of any such hearing will be paid by the Contributing Portfolios in the proportion determined by the court or failing any such determination on a pro rata basis in proportion to the amount of the Loss which the court has attributed to each Contributing Portfolio.

137. For the avoidance of doubt, nothing in the preceding Article shall permit Segregated Portfolio Assets relating to a Segregated Portfolio to be used to discharge any Loss incurred or sustained by any Indemnified Person, which relates to any other Segregate Portfolio.

138. No such Director, duly appointed alternate, President, Vice President, Managing Director, Treasurer, Assistant Treasurer Secretary, Assistant Secretary or other officer of the Company (but not including the Company's auditor) shall be liable (i) for the acts, receipts, neglects, defaults or omissions of any other such Director or officer or agent of the Company or (ii) by reason of his having joined in any receipt for money not received by him personally or (iii) for any loss on account of defect of title to any property of the Company or (iv) on account of the insufficiency of any security in or upon which any money of the Company shall be invested or (v) for any loss incurred through any bank, broker or other agent or (vi) for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgment or oversight on his part or (vii) for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or


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         discharge of the duties, powers authorities, or discretions of his office or in relation thereto, unless the same shall happen through his own dishonesty.

                 RETURN OF CAPITAL ON LIQUIDATION OR WINDING UP

139. The Company shall be wound up with the sanction of a Special Resolution and any other sanction required by the Law.

140. If the Company shall be wound up, the liquidator shall apply the General Assets and the Segregated Portfolio Assets in accordance with the Law and these Articles.

141. The assets available for distribution in each Segregated Portfolio shall subject to and after payment in full of creditors, be applied firstly in the payment of the holders of the Segregated Portfolio Shares attributable to such Segregated Portfolio of a sum equal to the nominal amount of Segregated Portfolio Shares held by such holders respectively. Provided always in the event that, there are insufficient assets available in the relevant Segregated Portfolio to enable such payment to be made, no recourse shall be had to any General Assets or to any assets of any other Segregated Portfolio and as to the balance the remaining to the holders of the Segregated Portfolio Shares pro rata in proportion to the number of Segregated Portfolio Shares held by them.

         The assets available for distribution in the General Assets of the company shall subject to and after payment in full of the claim of creditors be distributed to the holders of the Management Shares in payment of an amount equal to the nominal amount for the time being paid up on such shares and as to the balance the remaining to the holders of the Management Share pro rata in proportion to the number of Management Shares held by them.

         If the Company shall be wound up, (whether the liquidation is voluntary or by or under the supervision of the Court) the liquidator may, with the sanction of a Special Resolution and any other sanction required by law divide amongst the Members in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid and shall divide such assets between the Members in accordance with the Law and these Articles

         The liquidator may with like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of contributors as the liquidator, with the like sanction, shall think fit, but not so that no Member shall be compelled to accept any shares or other securities whereon there is any liability.


                      AMENDMENT OF ARTICLES OF ASSOCIATION

142. Subject to the Law and the rights attaching to the various classes of shares (if any), the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.
143.
                       REGISTRATION BY WAY OF CONTINUATION

144. The Company may by Special Resolution resolve to be registered by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands. The Directors may make application to the Registrar of Companies to deregister the Company in the Cayman Islands and may take all such further steps, as they consider appropriate to be taken, in accordance with the Law, to effect the transfer by way of continuation of the Company.

COMPANIES LAW (2007 REVISION)                                                 30
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                            NON-RECOGNITION OF TRUSTS

145. No person shall be recognised by the Company as holding any Share upon any trust and the Company shall not, unless required by law, be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any of its shares (or fraction thereof) or any other rights in respect thereof except an absolute right to the entirety thereof in each Member registered in the Register of Members.

COMPANIES LAW (2007 REVISION)                                                 31
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NAME AND ADDRESS                                     NUMBER OF SHARES TAKEN BY
OF SUBSCRIBER                                        SUBSCRIBER


                                                     ONE MANAGEMENT SHARE

/s/ Christopher Humphries
-------------------------------
Christopher Humphries
P.O. Box 2510
Grand Cayman KY1-1104
Cayman Islands



Dated this 8th day of September 2008


/s/ Victoria Banks
-------------------------------
Witness to the above signature:

Victoria Banks
P.O. Box 2510
Grand Cayman KY1-1104
Cayman Islands





I, D. Evadne Ebanks, Asst. registrar of companies, in and for the Cayman Islands, HEREBY CERTIFY that this is a true copy of the Articles of Association the Company.

Dated this 8th of September, 2008. /s/ D. Evadne Ebanks
                                   --------------------